EXHIBIT K-1

PROGRESS ENERGY


SUMMARY OF SCENARIOS
CURRENT PE CONSOLDIATED GROUP

                                -----------------------  -----------------  -----------------------
                                      SCENARIO 1             SCENARIO 2          SCENARIO 3
                                                                                                     ------------------------------
                                      TAX SHOWN ON          ALLOCATION TO          BENEFIT               DIFFERENCE BETWEEN
                                      1999 RETURN         PROFIT COMPANIES        KEPT AT PE         REQUIRED SECTION 45C TREATMENT
                                (CURRENT ALLOC. METHOD)     (SECTION 45C)   (PROPOSED ALLOC. METHOD  AND PROPOSED ALLOCATION METHOD
                                -----------------------  -----------------  -----------------------  ------------------------------
CP&L                                       265,178,515        213,990,907              265,178,515                     (51,187,607)
Capitan                                           (176)              (176)                    (176)                              0
CaroFund                                       (54,013)           (59,408)                 (54,013)                         (5,395)
SRS SubConsolidated Group                   (6,729,906)        (6,729,906)              (6,729,906)                              0
NCNG SubConsolidated Group                    (514,075)          (514,075)                (514,075)                              0
CaroFinancial                                3,426,604          3,426,604                3,426,604                               0
Interpath                                  (19,147,889)       (19,147,889)             (19,147,889)                              0
Monroe Power                                  (820,727)          (820,727)                (820,727)                              0
Progress Energy                                      0                  0              (87,500,000)                     87,500,000
Florida Progress Corp                       (4,362,166)        (4,362,166)              (4,362,166)                              0
Florida Progress Funding Corp                        0                  0                        0                               0
FPC Del, Inc.                                   (4,852)            (4,852)                  (4,852)                              0
Florida Power Corporation                  193,747,780        157,440,782              193,747,780                     (36,306,998)
Progress Capital Holdings, Inc.
  SubConsolidated Group                    (56,856,078)       (56,856,078)             (56,856,078)                              0
                                -----------------------  -----------------  -----------------------  ------------------------------
  Total                                    373,863,017        286,363,017              286,363,017                               0
                                =======================  =================  =======================  ==============================


NOTES:
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TAX ALLOCATIONS NOT DONE BELOW SUBCONSOLIDATED GROUP LEVELS
EXCESS ALLOCATIONS (OVER CALCULATED REIMBURSEMENTS) WOULD BE DIVIDENDED
  BACK UP TO PE